                            G-III APPAREL GROUP, LTD.

                                        For:  G-III Apparel Group, Ltd.

                                        Contact: Investor Relations
                                        James Palczynski
                                        (203) 682-8229
                                        G-III Apparel Group, Ltd.
                                        Wayne S. Miller, Chief Operating Officer
                                        (212) 403-0500

       G-III APPAREL GROUP, LTD. REPORTS FIRST QUARTER FISCAL 2007 RESULTS
                   --NET LOSS IN LINE WITH PREVIOUS GUIDANCE--
                         -REAFFIRMS ESTIMATES FOR YEAR-

     New York, New York - June 6, 2006 - G-III Apparel Group, Ltd. (Nasdaq:
GIII) today announced operating results for the first quarter of fiscal 2007.

     For the three-month period ended April 30, 2006, G-III reported net sales of $14.4 million and a net loss of $8.9 million, or $0.72 per share, compared to net sales of $13.8 million and a net loss of $4.7 million, or $0.43 per share, during the comparable period last year. As expected, the seasonal loss in the first quarter was higher than last year primarily due to the inclusion of the results of the companies we acquired in July 2005, as well as higher interest expenses and depreciation and amortization costs relating to these acquisitions.

     All share and per share data in this release have been retroactively adjusted for the Company's three for two stock split effective March 28, 2006.

     Morris Goldfarb, G-III's Chief Executive Officer, said, "This was an important quarter for us. We built our order book at a solid pace and continued
to execute our new initiatives. We are well positioned for the upcoming fall season and are excited by the broad-based strength evident in our business."

     Mr. Goldfarb continued, "Our new initiatives include Calvin Klein women's suits and dresses, urban young men's and boy's sportswear under Wal-Mart's Exsto brand and Sean John women's sportswear. With these new initiatives, strength in our existing coat business for Calvin Klein and Sean John, as well as other new private label programs, we continue to make in-roads with key retailers in each tier of distribution. We believe that we are creating growth opportunities in many product categories as we transform our business."

     Mr. Goldfarb concluded, "As we look to the future, we believe that our growth opportunities have never been more compelling as we strive towards our goal of building an all-season diversified apparel company that will enable us to generate additional value for our shareholders."

OUTLOOK
-------

     For the second quarter ending July 31, 2006, the Company is forecasting net sales of approximately $60 million and a net loss per share between $0.30 and
$0.35. In last year's second quarter, net sales were $54.6 million and net loss per share was $0.03. As previously reported, assuming the Company had acquired
Marvin Richards and Winlit as of February 1, 2004, the pro forma net loss per share for the second quarter last year was $0.41 and the pro forma net loss per share for the six month period ended July 31, 2005 was $1.09. These pro forma results do not purport to be indicative of the results which actually would have resulted had the two acquisitions occurred as of February 1, 2004.

     The Company is reaffirming its previous guidance for the full fiscal year ending January 31, 2007. For the fiscal year ending January 31, 2007, the
Company is forecasting net sales of approximately $400 million and diluted net income per share between $0.58 and $0.62. This compares to a fiscal 2006 diluted net income per share of $0.58.

     The Company continues to project EBITDA to increase 25% to 30%, or to approximately $25 to $26 million, up from $20.1 million in fiscal 2006. EBITDA results should be evaluated in light of the Company's financial results prepared in accordance with GAAP. A table reconciling EBITDA to net income in accordance with GAAP is included in a table accompanying the condensed financial statements in this release.

     When comparing guidance for the second quarter and full fiscal 2007 to results for the comparable periods in fiscal 2006, the Company noted that it completed two acquisitions in July 2005. As a result, the Company's second quarter and full year results for fiscal 2006 exclude seasonal losses by the acquired companies in the first half of fiscal 2006, as well as the higher interest expenses and depreciation and amortization costs in fiscal 2007 relating to the acquisitions.

ABOUT G-III APPAREL GROUP, LTD.

     G-III Apparel Group, Ltd. is a leading manufacturer and distributor of outerwear and sportswear under licensed labels, private labels and our own labels. The Company has fashion licenses, among others, under the Calvin Klein,
Sean John, Kenneth Cole, Cole Haan, Guess?, Jones New York, Nine West, Ellen
Tracy, IZOD, Tommy Hilfiger and Pacific Trail labels, and sports licenses with the National Football League, National Basketball Association, Major League
Baseball, National Hockey

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League, Louisville Slugger, World Poker Tour and more than 100 U.S. colleges and universities. We work with leading retailers in developing product lines to be sold under their own proprietary private labels. Company-owned labels include, among others, Marvin Richards, G-III, Black Rivet, Siena Studio, Colebrook,
G-III by Carl Banks, Winlit, NY 10018 and La Nouvelle Renaissance.

                   Statements concerning the Company's business outlook or
future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and
statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, the nature of the apparel industry, including changing customer demand and tastes, seasonality, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange
Commission. The Company assumes no obligation to update the information in this release.

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                   G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

                                  (NASDAQ:GIII)
                    CONSOLIDATED STATEMENTS OF OPERATIONS AND
                           SELECTED BALANCE SHEET DATA

               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                               First Quarter Ended April 30,
                                                                               2006                     2005
                                                                               ----                     ----

Net sales                                                                     $14,389                  $13,767

Cost of sales                                                                  13,710                   12,852
                                                                             --------                  --------

Gross profit                                                                      679                      915

Selling, general and administrative expenses                                   14,339                    8,803

Depreciation and amortization                                                   1,084                      300
                                                                              -------                  -------

Operating loss                                                                (14,744)                  (8,188)

Interest income and financing charges, net                                        647                        3
                                                                              -------                  -------

Loss before income taxes                                                      (15,391)                  (8,191)

Income tax benefit                                                             (6,541)                  (3,522)
                                                                              -------                  -------

Net loss                                                                      $(8,850)                 $(4,669)
                                                                              =======                  =======

Net loss per common share:

   Basic and Diluted                                                          $(0.72)                  $(0.43)*
                                                                              =======                  =======

Weighted average number of common shares outstanding                       12,207,000               10,928,000*

BALANCE SHEET DATA:

    Working Capital                                                           $51,981                  $55,627
    Cash                                                                        8,198                   22,685
    Inventory                                                                  28,721                   22,625
    Total Assets                                                              116,549                   74,866

    Outstanding Borrowings                                                     27,470                      770

    Total Shareholders' Equity                                                $73,639                  $62,311

 * Share and per share amounts have been retroactively adjusted for a three for two stock split effective March 28, 2006.

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                   G-III APPAREL GROUP, LTD. AND SUBSIDIARIES
          RECONCILIATION OF EBITDA TO ACTUAL AND FORECASTED NET INCOME

                                 (in thousands)
                                   (Unaudited)

                                                Forecasted Twelve Months         Actual Twelve Months
                                                           Ended                        Ended
                                                     January 31, 2007              January 31, 2006
                                                     ----------------              ----------------

EBITDA, as defined                                 $25,000 - $26,000                   $20,083

Depreciation and amortization                            5,000                           3,125
Interest and financing charges, net                      6,900                           4,349
Income tax expense                                   5,600 - 6,100                       5,517
                                                     -------------                       -----
Net income                                          $7,500 - $8,000                    $ 7,092
                                                    ===============                     ------

EBITDA is a "non-GAAP financial measure" which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense. EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. EBITDA should not be construed as an alternative to net income as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles.

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